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                                                                   Exhibit 99.1

                            IPALCO ENTERPRISES, INC.
 THIS PROXY/INSTRUCTION CARD IS SOLICATED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John R. Hodowal, John R. Brehm and Bryan G. Tabler, and each of them, as Proxy or Proxies, each with full power of substitution, and authorizes them to represent and vote and/or, in the case of shares held in IPALCO POWERINVEST, the dividend reinvestment and direct stock purchase plan, instructs the agent for such Plan to execute a proxy empowering the above-named persons to vote, as designated below, all the shares of IPALCO Enterprises, Inc. common stock held of record by the undersigned and/or credited to the undersigned's account in such Plan on September 7, 2000, at the special meeting of the shareholders to be held October 20, 2000, or at any adjournment thereof, with respect to the matter(s) set forth below.

The Board of Directors recommends a vote FOR Proposal 1.

PROPOSAL 1:

     To approve the Agreement and Plan of Share Exchange, dated as of July 15, 2000, between The AES Corporation and IPALCO Enterprises, Inc., pursuant to which IPALCO shareholders will receive AES common stock for each share of IPALCO common stock that they hold, and IPALCO will become a wholly-owned subsidiary of AES, all in accordance with the terms of the Agreement and Plan of Share Exchange.

     / / For          / / Against        / / Abstain

---------------------------(FOLD HERE - DO NOT TEAR)---------------------------

THIS PROXY/INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NOT OTHERWISE INDICATED, THIS PROXY/INSTRUCTION CARD WILL BE VOTED FOR PROPOSAL 1, AND CONFERS DISCRETIONARY AUTHORITY TO VOTE ON CURRENTLY UNKNOWN MATTERS PROPERLY PRESENTED TO THE MEETING. THIS PROXY/INSTRUCTION CARD SHALL BE VOTED ON THOSE MATTERS PROPERLY PRESENTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

RECEIPT OF THE PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

     YOUR SIGNATURE MUST BE EXACTLY AS           DATED_________________, 2000.
     YOUR NAME APPEARS BELOW. WHEN SIGNING
     AS ATTORNEY-IN-FACT, EXECUTOR,
     ADMINISTRATOR, TRUSTEE, GUARDIAN OR         -----------------------------
     CORPORATE OFFICER, PLEASE GIVE FULL                  (SIGNATURE)
     TITLE AS SUCH.
                                                 -----------------------------
                                                  (SIGNATURE IF HELD JOINTLY)



PLEASE COMPLETE PROXY AT RIGHT. THEN DATE, SIGN, DETACH IT FROM THIS FORM AT PERFORATIONS, FOLD IT, AND RETURN IMMEDIATELY IN ACCOMPANYING POSTAGE GUARANTEED ENVELOPE.


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